Exhibit 99.1

Contact Information:

Bruce Lovett, +1 703 661-9006
bruce.lovett@vastera.com

Susan Diegelman, +1 703.287.7816
sdiegelman@sheahedges.com

Vastera Announces Second Quarter Results for 2004

•                  Results for quarter ahead of guidance

•                  Ends quarter with $57 million in cash and investments

DULLES, VA, USA, July 22, 2004 — Vastera, Inc. (NASDAQ:  VAST), the worldwide leading provider of solutions for Global Trade Management, today announced results for the second quarter ending June 30, 2004.

Total revenues for the second quarter were $21.2 million, down 2% versus last year and up 1% sequentially.  Managed services revenues for the second quarter were $14.0 million, up 2% over last year and down 2% sequentially.

The Company’s reported net loss for the second quarter was $1.4 million, or a loss of $0.03 per share.  This compares to a net loss of $612,000, or a loss of $0.01 per share in the same quarter last year.  The pro forma loss(1) for the quarter was $1.0 million or a loss of $0.02 per share, compared to pro forma earnings of $527,000, or $0.01 per share in the same quarter last year.  In the second quarter, the Company also generated $448,000 of EBITDA, as adjusted(1), compared to $1.8 million in the same quarter last year.  The Company ended the

(1)          Pro forma earnings (loss) and EBITDA, as adjusted, are non-GAAP financial measures that exclude certain GAAP items as identified in the financial information tables that follow. Although pro forma earnings (loss) and EBITDA, as adjusted, are not U.S. GAAP financial measures, management believes they are appropriate financial measures of the Company’s operating performance for the reasons stated in the Company’s most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2004.

quarter with $56.9 million of cash and cash equivalents and short-term investments, up from $53.8 million at the end of the prior quarter.

Vastera closed 16 deals in the quarter, 9 with new clients and 7 with existing clients. Of the 16 deals, 5 were Software/Managed Services and 11 were Trade Management Consulting.  Deals signed in this quarter included those with Nestle, Coles Myer, Diebold, Wind River Systems, Datacard, and Invensys.

“I am pleased with the progress we have made in Sales and Marketing during the quarter,” said Tim Davenport, President and CEO of Vastera.  “We significantly increased the size of our sales force and expect that this investment and other initiatives will expand our pipeline over the next several quarters.”

Financial Guidance

For the third quarter ending September 30, 2004, the Company expects revenues in the range of approximately $20.5 - $21.0 million, with a pro forma EPS loss of approximately ($0.04).  The Company’s expected total year results are in the guidance ranges previously provided for 2004, which were revenues of approximately $80 - $85 million and a pro forma EPS loss of approximately ($0.08) - ($0.13).

Earnings Call Details

Vastera will be hosting its second quarter earnings conference call on Thursday, July 22 at 4:30 p.m. EDT.  The call is scheduled to last one hour.

Interested parties may access the call by dialing a toll-free number in the U.S.  (800) 967-7141, and a caller-paid number from outside of the U.S. (719) 457-2630. The participant code for the call is 356746. Participants are asked to dial in five to ten minutes prior to the scheduled start time.

A replay of the call will be available through July 30, 2004, by dialing a toll-free number in the U.S. (888) 203-1112, and caller-paid number from outside of the U.S. (719) 457-0820.  The participant code for the replay call is 356746.

About Vastera

Vastera is the worldwide leader in providing solutions for Global Trade Management (GTM). Utilizing Vastera’s GTM solutions, clients realize significant reductions in costs to manage their global trade operations while improving compliance with government regulations and service levels to end customers. Vastera’s GTM solutions include: TradeSphere (software), Trade Management Consulting (business process consulting), and Managed Services (business process outsourcing). As the only publicly traded company focused exclusively on global trade, Vastera has over 600 professionals, in 13 countries, with over 400 clients utilizing Vastera GTM solutions. For more information, please visit www.vastera.com

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are forward looking statements, which are subject to the many risks and uncertainties that exist in Vastera’s operations and business environment. The Company does not intend to update such forward-looking statements. These risks and uncertainties may cause actual results to differ materially from the expected results and include, but are not limited to, Vastera’s limited operating history, history of losses and anticipation of continued losses, potential volatility of quarterly operating results, the ability to successfully implement Vastera’s expansion plans, risks related to the Internet, risks related to legal uncertainty and other risks which are set forth in more detail in Vastera’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as other reports and documents filed from time to time with the Securities and Exchange Commission.

VASTERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	June 30, 2004	December 31, 2003
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,067	$16,046
Short-term investments	37,853	40,402
Accounts receivable, net of allowance for doubtful accounts of $1,044 and $994, respectively	17,304	17,599
Prepaid expenses and other current assets	4,228	4,212
Total current assets	78,452	78,259
Property and equipment, net	9,978	10,806
Intangible assets and goodwill, net	6,250	6,907
Deposits and other assets	850	1,292
Total assets	$95,530	$97,264

Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit and capital lease obligations, current	$826	$1,867
Accounts payable	816	921
Accrued expenses	5,853	5,260
Accrued compensation and benefits	3,012	3,452
Deferred revenue, current	11,714	9,451
Total current liabilities	22,221	20,951
Long-term liabilities:
Line of credit and capital lease obligations, net of current portion	263	698
Deferred revenue, net of current portion	1,872	2,393
Total liabilities	24,356	24,042
Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value; 100,000 shares authorized; 42,006 and 41,745 shares issued and outstanding, respectively	420	417
Additional paid-in capital	328,021	327,234
Accumulated other comprehensive loss	(1,212)	(715)
Deferred compensation	—	(46)
Accumulated deficit	(256,055)	(253,668)

Total stockholders’ equity	71,174	73,222

Total liabilities and stockholders’ equity	$95,530	$97,264

VASTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues:
Managed services revenues	$13,970	$13,644	$28,180	$27,259
Software revenues	2,436	2,885	4,705	5,616
Services revenues	4,790	4,995	9,232	9,593
Total revenues	21,196	21,524	42,117	42,468

Cost of revenues:
Cost of managed services revenues	8,082	7,499	16,154	14,935
Cost of software revenues	694	712	1,358	1,394
Cost of services revenues	3,587	3,637	6,994	7,006

Operating expenses:
Sales and marketing	2,474	2,302	4,930	4,546
Research and development	3,126	2,999	6,024	6,036
General and administrative	2,980	2,733	5,777	5,473
Depreciation	1,376	1,263	2,712	2,564
Intangible amortization expense	247	707	477	1,387
Stock-based compensation	—	275	46	645
Total operating expenses	10,203	10,279	19,966	20,651

Loss from operations	(1,370)	(603)	(2,355)	(1,518)
Other income, net	88	148	196	336
Loss before income taxes	(1,282)	(455)	(2,159)	(1,182)
Income taxes	(146)	(157)	(228)	(308)

Net loss	$(1,428)	$(612)	$(2,387)	$(1,490)

Basic and diluted net loss per common share	$(0.03)	$(0.01)	$(0.06)	$(0.04)

Weighted-average common shares outstanding	41,942	40,849	41,844	40,725

VASTERA, INC.

OTHER SELECTED FINANCIAL DATA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Pro forma earnings (loss) *	$(1,035)	$527	$(1,636)	$850
EBITDA, as adjusted *	$448	$1,814	$1,386	$3,448

Pro forma earnings (loss) per common share, basic *	$(0.02)	$0.01	$(0.04)	$0.02
Pro forma earnings (loss) per common share, diluted *	$(0.02)	$0.01	$(0.04)	$0.02

Pro forma weighted-average common shares outstanding, basic	41,942	40,849	41,844	40,725
Pro forma weighted-average common shares outstanding, diluted	41,942	42,257	41,844	41,823

*  The items excluded from the financial performance measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) to derive (i) pro forma earnings (loss) and (ii) EBITDA, as adjusted, and management’s rationale for using such non-GAAP financial measures to evaluate operating performance and liquidity of the Company are discussed in the Management’s Disclosure of Non-GAAP Financial Measures section of the Company’s most recent quarterly report on Form 10-Q filed with the SEC on May 10, 2004.

VASTERA, INC.

RECONCILIATION OF US GAAP NET LOSS TO PRO FORMA RESULTS
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

U.S. GAAP net loss	$(1,428)	$(612)	$(2,387)	$(1,490)
Add:
Intangible amortization expense	247	707	477	1,387
Stock-based compensation	—	275	46	645
Income taxes	146	157	228	308

Pro forma earnings (loss) *	(1,035)	527	(1,636)	850
Add:
Depreciation	1,376	1,263	2,712	2,564
Amortization of revenue discounts related to customer contracts	85	75	170	150
Amortization of capitalized internal-use software costs	110	97	336	220
Other income, net	(88)	(148)	(196)	(336)

EBITDA, as adjusted *	$448	$1,814	$1,386	$3,448

RECONCILIATION OF PRO FORMA BASIC TO DILUTED
WEIGHTED AVERAGE SHARES OUTSTANDING
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Pro forma weighted-average common shares outstanding, basic	41,942	40,849	41,844	40,725
Dilutive effect of employee stock options	—	1,408	—	1,098

Pro forma weighted-average common shares outstanding, diluted	41,942	42,257	41,844	41,823